SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SUMMIT BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUMMIT BANCSHARES, INC.
3880 HULEN STREET, SUITE 300
FORT WORTH, TEXAS 76107

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 20, 2004

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Summit Bancshares, Inc. (the “Corporation”) will be held in the Summit Bank Boardroom located at 3880 Hulen Street, Suite 300, Fort Worth, Texas 76107, on April 20, 2004, at 3:30 p.m., local time, for the following purposes:

1.	To elect ten (10) directors of the Corporation for terms expiring at the 2005 Annual Meeting of Shareholders of the Corporation.

2.	To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

          Only those shareholders of record at the close of business on March 18, 2004 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof.

IMPORTANT

          Your vote is important regardless of the number of shares you may own.  The Corporation’s management sincerely desires your presence at the Annual Meeting of Shareholders.  However, so that we may be sure that your vote will be included, please sign and return the enclosed proxy promptly.  Your proxy may be revoked at any time before it is voted.

By Order of the Board of Directors,

Philip E. Norwood Chairman of the Board, President and CEO

March 23, 2004 Fort Worth, Texas

SUMMIT BANCSHARES, INC.
3880 HULEN STREET, SUITE 300
FORT WORTH, TEXAS 76107
TELEPHONE: (817) 336-6817

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held Apri1 20, 2004

          This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Summit Bancshares, Inc. (the “Corporation”) to be used at the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”) to be held in the Summit Bank Boardroom located at 3880 Hulen Street, Suite 300, Fort Worth, Texas 76107, on Apri1 20, 2004, at 3:30 p.m., local time, and at any adjournment thereof.  This Proxy Statement and the accompanying proxy are being mailed on or about March 23, 2004 to the shareholders of record of the Corporation on March 18, 2004.

          The Corporation’s Annual Report to Shareholders for the year ended December 31, 2003 (the “Annual Report”) is being furnished with this Proxy Statement to the shareholders of record of the Corporation on March 18, 2004.  The Annual Report does not constitute a part of the proxy solicitation materials.

GENERAL INFORMATION

          The close of business on March 18, 2004 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

          The Annual Meeting has been called by the Board for the purposes of (i) electing ten (10) directors of the Corporation to serve terms expiring at the 2005 Annual Meeting of Shareholders of the Corporation and (ii) transacting such other business as may properly come before the Annual Meeting or any adjournment thereof.

          Whether or not you can attend the Annual Meeting in person, your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or are represented by proxy.  Accordingly, it is requested that you sign and return the enclosed proxy in the envelope provided or you may vote by telephone or electronically using the Internet.

          The Board has appointed James L. Murray, F. S. Gunn and Elliott S. Garsek as proxy holders for the Annual Meeting.  If a shareholder’s proxy specifies a choice with respect to a matter, the proxy holders will vote such shareholder’s shares in accordance with the instructions contained therein.  If no specification is made, the proxy holders will vote the shares represented thereby FOR the election of the nominees for director identified herein unless the proxy is marked in such a manner as to withhold authority to so vote.

          The accompanying proxy also will be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.  Management is not aware of any other matters to be considered at the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, the proxy holders will vote proxies in their discretion on any such matter.

          Any person executing the accompanying proxy may revoke it at any time prior to the actual voting thereof by submitting a written revocation thereof to the Secretary of the Corporation at 3880 Hulen Street, Suite 300, Fort Worth, Texas 76107, or by duly executing a subsequent proxy bearing a later date.

          The cost of soliciting proxies will be borne by the Corporation.  The solicitation will be made by mail.  The Corporation will supply brokerage firms and other custodians, nominees and fiduciaries with such number of proxy materials as they may require for mailing to beneficial owners and will reimburse them for their reasonable expenses incurred in connection therewith.  Directors, officers and employees of the Corporation, not specifically employed for the purpose, may solicit proxies, without remuneration therefor, by mail, telephone, telegraph or personal interview.

OUTSTANDING SHARES AND VOTING RIGHTS

          At the close of business on March 18, 2004, the record date for determining the shareholders of record of the Corporation entitled to notice of and to vote at the Annual Meeting, there were 6,153,599 shares of the Corporation’s common stock, $1.25 par value (the “Common Stock”), issued and outstanding.

          Each holder of shares of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record at the close of business on March 18, 2004.  Nominees for director will be elected by a plurality vote and, therefore, the ten (10) nominees receiving the highest number of affirmative votes at the Annual Meeting shall be elected as directors.  The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

          All shares of Common Stock represented at the Annual Meeting in person or by proxy shall be counted in determining the presence of a quorum at the Annual Meeting.  In accordance with the Amended and Restated Bylaws of the Corporation, abstentions and broker non-votes (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered part of the voting power present in person or represented by proxy with respect to any matter on which such shares are not voted.

PROPOSAL – ELECTION OF DIRECTORS

          The Board has nominated the ten (10) persons named below for election to the Board.  Information regarding each of the nominees for director appears below.  All of the nominees are currently directors of the Corporation and have consented to serve if elected.  If for any unforeseen reason a nominee is unable to serve if elected, the proxy holders may exercise their discretion to vote for a substitute nominee selected by the Board.  The Board has no reason to anticipate that any of the nominees will not be able to serve if elected.

          No family relationships exist among any executive officer or director of the Corporation.  No director of the Corporation is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), or subject to the requirements of Section 15(d) of the Securities Exchange Act or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

Name and Age of Nominee; Years Served as Director	Principal Occupation for Past Five Years

Philip E. Norwood Age 54 Director Since 1984	Mr. Norwood for at least the last five years has been an officer and director of the Corporation. His positions with the Corporation are or have been as follows:

Position	Term

Summit Bancshares, Inc.
Chairman of the Board	January 1998 to present
President/CEO	January 2001 to present
President/CEO	October 1993 to January 1998
Director	March 1984 to present

Summit Bank, N.A. (successor entity to Summit Community Bank, N.A. and Summit National Bank following their merger effective May 2001*)
Chairman of the Board	May 2001 to present
President/CEO	May 2001 to present
Director	May 2001 to present

Summit Community Bank, N.A.*
Chairman of the Board	January 1998 to May 2001
President	July 1994 to May 2001
Director	January 1990 to May 2001

Summit National Bank*
President and Director	January 2001 to May 2001
Director	March 1983 to January 1996

Elliott S. Garsek Age 55 Director Since 1987

Mr. Garsek for at least the last five years has served as Chairman of the Board and as a practicing attorney with the law firm of Barlow & Garsek, a Professional Corporation.  His positions with the Corporation include:

Summit Bancshares, Inc.
	Director	April 1987 to present

Summit Bank, N.A. or a predecessor company
	Director	June 1984 to present

Ronald J. Goldman Age 61 Director Since 1984

Mr. Goldman for at least the last five years has served as President of Ronnie’s LLC, a corporation engaged in retail sales of fine wines and gourmet foods or involved in personal investments.  His positions with the Corporation include:

Summit Bancshares, Inc.
	Director	April 1984 to present

Summit Bank, N.A. or a predecessor company
	Director	January 1975 to present

F. S. Gunn Age 70 Director Since 1979	Mr. Gunn retired from the Corporation as an employee on December 31, 1997. He holds or has held the following positions with the Corporation:

Summit Bancshares, Inc.
	Vice Chairman of the Board	October 1993 to January 1998
	President	January 1990 to January 1993
	Director	January 1979 to present

Summit Bank, N.A. or a predecessor company
	Director	January 1975 to present

Robert L. Herchert Age 61 Director Since 1998

Mr. Herchert for at least the last five years has served as Chairman of the Board or President and Chief Executive Officer of Freese & Nichols, Inc., a consulting engineering company.  His positions with the Corporation include:

Summit Bancshares, Inc.
	Director	April 1998 to present

Summit Bank, N.A. or a predecessor company
	Director	April 1996 to present

Jay J. Lesok Age 57 Director Since 2001

Mr. Lesok for at least the last five years has served as President of CFS Financial, a mortgage company servicing real estate mortgages in Fort Worth, Texas.  His positions with the Corporation include:

Summit Bancshares, Inc.
	Director	April 2001 to present

Summit Bank, N.A. or a predecessor company
	Director	July 1995 to present

William W. Meadows Age 51 Director Since 1991	Mr. Meadows for at least the last five years has served as Executive Vice President of Wm. Rigg Insurance Co., an insurance agency. His positions with the Corporation include:

Summit Bancshares, Inc.
	Director	April 1991 to present

Summit Bank, N.A. or a predecessor company
	Director	June 1984 to present

James L. Murray Age 71 Director Since 1979	Mr. Murray retired from the Corporation as an employee on December 31, 1997. He holds or has held the following positions with the Corporation:

Summit Bancshares, Inc.
	Chairman of the Board	January 1985 to January 1998
	Director	January 1979 to present

Summit Bank, N.A. or a predecessor company
	Director	January 1975 to present

Byron B. Searcy Age 68 Director Since 1984

Mr. Searcy for at least the last five years has served as a commercial real estate broker affiliated with Kelly, Geren, & Searcy, Inc., a corporation engaged in the real estate brokerage business in Fort Worth, Texas, or its predecessor company.  His positions with the Corporation include:

Summit Bancshares, Inc.
	Director	April 1984 to present

Summit Bank, N.A. or a predecessor company
	Director	January 1975 to present

Roderick D. Stepp Age 66 Director Since 2001

Mr. Stepp for at least the last five years has served as President of M & M Manufacturing, L.P., a local company manufacturing metal products in Fort Worth, Texas.  His positions with the Corporation include:

Summit Bancshares, Inc.
	Director	April 2001 to present

Summit Bank, N.A. or a predecessor company
	Director	February 1998 to present

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TEN (10) PERSONS NAMED ABOVE AS DIRECTORS OF THE CORPORATION.

BOARD AND CORPORATE GOVERNANCE MATTERS

Membership on the Board

          The Amended and Restated Bylaws of the Corporation provide that the Board shall be comprised of not more than twenty-five (25) members.  The Board has set the number of directors at ten (10).  Directors are elected annually by the shareholders of the Corporation to serve terms expiring at the following annual meeting of shareholders of the Corporation and hold office until their successors are elected and qualified.  Any vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by an election of directors at an annual or special meeting of shareholders of the Corporation called for such purpose.  Any director elected to fill any such vacancy shall hold office for the unexpired term of his predecessor, or until the next election of directors by the shareholders of the Corporation if the vacancy is caused by an increase in the number of directors.

Committees of the Board

          The Board has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act.  The Board also has established a standing Executive Committee, Compensation and Benefits Committee, Asset/Liability Management Committee, Nominating and Corporate Governance Committee and Merger & Acquisition Committee.  Information regarding the membership of the foregoing committees of the Board and the principal functions of such committees appears below.

          Executive Committee

          The members of the Executive Committee are Elliott S. Garsek (Chairman), Ronald J. Goldman, F. S. Gunn, Robert L. Herchert, Jay J. Lesok, William W. Meadows, James L. Murray, Philip E. Norwood, Byron B. Searcy and Roderick D. Stepp.

          The Executive Committee, during intervals between meetings of the Board, has the authority to exercise all the powers of the full Board other than with respect to matters coming specifically within the purview of other committees of the Board and certain extraordinary corporate matters.

          Audit Committee

          The members of the Audit Committee are Robert L. Herchert (Chairman), F. S. Gunn, Jay J. Lesok and Roderick D. Stepp.

          The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities for general oversight of the effectiveness of the Corporation’s system of reporting financial information and the integrity of the Corporation’s financial statements, the Corporation’s compliance with Board policies, operating policies and procedures and applicable laws and regulations, the qualifications and independence of the Corporation’s independent auditors, the performance of the Corporation’s internal audit function and its independent auditors and the effectiveness of the Corporation’s internal controls.  The Audit Committee is responsible for, among other things, appointing, evaluating and determining the compensation of the Corporation’s independent auditors, reviewing and approving the scope of the Corporation’s annual audit, including the audit fee, reviewing the Corporation’s disclosure controls and procedures, internal controls and internal audit function, overseeing investigations into complaints concerning financial matters, reviewing the Corporation’s quarterly and annual financial statements with the Corporation’s independent auditors and the preparation of an annual report to be included in the Corporation’s proxy statement in connection with each annual meeting of shareholders.

          The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”) and Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Rules”).  In addition, the Board has determined that each member of the Audit Committee satisfies the financial literacy requirements set forth under Rule 4350(d)(2) of the Nasdaq Rules.  The Board has determined that the Audit Committee does not have an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, because (i) none of the members of the Audit Committee possesses the requisite qualifications to be considered an audit committee financial expert and (ii) the Board has been unable to recruit an individual who qualifies as an audit committee financial expert and who would be willing to serve on the Audit Committee in exchange for the compensation that the Corporation proposes to pay for such service.

          Compensation and Benefits Committee

          The members of the Compensation and Benefits Committee include William W. Meadows (Chairman), Ronald J. Goldman, F. S. Gunn, Robert L. Herchert and James L. Murray.

          The primary function of the Compensation and Benefits Committee is to discharge the Board’s responsibilities relating to the compensation of the directors and executive officers of the Corporation.  In addition, the Compensation and Benefits Committee is responsible for reviewing and approving objectives relevant to the compensation of the Corporation’s executive officers, and evaluating the performance of the Corporation’s executive officers in accordance with those objectives, the preparation of an annual report to be included in the Corporation’s proxy statement in connection with each annual meeting of shareholders and the approval and administration of the Corporation’s compensation plans, including the 1993 Incentive Stock Option Plan of the Corporation, the 1997 Incentive Stock Plan of the Corporation, the Corporation’s 401(k) Plan, the Corporation’s Supplemental Executive Retirement Plan, the severance agreement for Mr. Norwood and the Corporation’s Performance Compensation Plan.  See “Executive Compensation and Other Information” and “Compensation and Benefits Committee Report on Executive Compensation” for additional information.

          Asset/Liability Management Committee

          The members of the Asset/Liability Management Committee include Philip E. Norwood (Chairman), Elliott S. Garsek, Jay J. Lesok and Roderick D. Stepp.

          The primary functions of the Asset/Liability Management Committee are to review the implementation of the Corporation’s asset and liability management functions and to assure that those functions are carried out in a workable and productive fashion.  The Asset/Liability Management Committee is also responsible for monitoring asset and liability management objectives while working within the range of operating guidelines set forth in the Corporation’s Asset/Liability Management Policy.

          Nominating and Corporate Governance Committee

          The members of the Nominating and Corporate Governance Committee are Byron B. Searcy (Chairman), Elliott S. Garsek, Ronald J. Goldman, F. S. Gunn, William W. Meadows and James L. Murray.

          The primary function of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of the Board and recommend the slate of directors to be nominated for election at each annual meeting of shareholders of the Corporation.  The Nominating and Corporate Governance Committee is also responsible for, among other things, evaluating the qualifications of each nominee for election to the Board, reviewing the qualifications for membership on all committees of the Board and advising the Board on all matters concerning directorship practices.

          Merger & Acquisition Committee

          The members of the Merger & Acquisition Committee are Elliott S. Garsek (Chairman), Ronald J. Goldman, F. S. Gunn, William W. Meadows and James L. Murray.

          The primary function of the Merger & Acquisition Committee is to consider expressions of interest in the Corporation in consultation with the Corporation’s financial advisors and to make recommendations to the Board with respect to such expressions of interest.  Also, the Merger & Acquisition Committee considers potential acquisitions of other financial service entities recommended by management and makes recommendations to the Board with respect to such acquisition proposals.

Determinations Regarding Independence of Directors and Other Matters

          The Board has determined that with the exception of Mr. Norwood, each director of the Corporation qualifies as an “independent director” as such term is defined in Rule 4200(a)(15) of the Nasdaq Rules.  The Board has also determined that with the exception of Mr. Norwood, each member of the Executive Committee, the Audit Committee, the Compensation and Benefits Committee, the Asset/Liability Management Committee, the Nominating and Corporate Governance Committee and the Merger & Acquisition Committee is independent within the meaning of Rule 4200(a)(15) of the Nasdaq Rules.

Directors’ Compensation

          During 2003 the Corporation paid each of its directors, including management directors, $200 per Board meeting attended and $200 per committee meeting attended.  In addition, each director was paid a quarterly retainer of $500.  The Corporation paid a total of $36,100 in directors’ fees and $27,700 in committee fees during 2003.  Each director of the Corporation also serves as a director of Summit Bank, N.A. (the “Bank”).

          During 2003 the Bank paid each of its directors, including management directors, $300 per meeting of the Board of Directors of the Bank attended and $200 per committee meeting attended.  The Bank paid a total of $81,000 in directors’ fees and $82,000 in committee fees during 2003.

Attendance at Board and Committee Meetings

          During 2003 there were twelve (12) meetings (including regularly scheduled and special meetings) of the Board, eight (8) meetings of the Executive Committee, five (5) meetings of the Audit Committee, four (4) meetings of the Asset/Liability Management Committee, four (4) meetings of the Nominating and Corporate Governance Committee, four (4) meetings of the Compensation and Benefits Committee, and four (4) meetings of the Merger & Acquisition Committee.  Each director, with the exception of William W. Meadows and Roderick D. Stepp, attended at least seventy-five percent (75%) of the total number of meetings of the Board and committees of the Board of which he was a member during 2003.

Executive Sessions

          The Board intends to hold executive sessions of the independent directors of the Corporation at least twice per year.  Any such executive sessions will be scheduled and chaired by the Chairman of the Executive Committee.

Director Nominations and Related Matters

          The Board has adopted a Nominating and Corporate Governance Committee Charter.  One purpose of the Nominating and Corporate Governance Committee Charter is to describe the process by which candidates for possible inclusion in the Corporation’s recommended slate of director nominees are selected.  The Nominating and Corporate Governance Committee Charter is administered by the Board and is publicly available on the Corporation’s website at www.summitbank.net.

          Process of Identifying and Evaluating Director Nominees

          The Nominating and Corporate Governance Committee annually assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director that come to the attention of the Nominating and Corporate Governance Committee through directors, officers, agents or shareholders (as described below) of the Corporation or otherwise.

          Additionally, although it did not do so during 2003, the Nominating and Corporate Governance Committee has the authority to retain at the Corporation’s expense a search firm to assist the Nominating and Corporate Governance Committee in fulfilling its responsibility of identifying candidates for membership on the Board.  The Nominating and Corporate Governance Committee has the sole authority to retain a search firm and to approve any such firm’s reasonable fees and other terms of retention.

          Candidates for the Board are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee throughout the year, and each candidate, whether recommended by a director, officer, agent or shareholder of the Corporation or otherwise, will be evaluated using the same standards and in the same manner by the Nominating and Corporate Governance Committee.

          If, based on the Nominating and Corporate Governance Committee’s initial evaluation, a candidate continues to be of interest to the Nominating and Corporate Governance Committee, the Chairman of the Nominating and Corporate Governance Committee will interview the candidate and communicate his or her evaluation to the other members of the Nominating and Corporate Governance Committee, the Chairman of the Board, President and Chief Executive Officer of the Corporation.  Later reviews may be conducted by other members of the Nominating and Corporate Governance Committee, the Chief Executive Officer and other senior management of the Corporation.  Ultimately, background and reference checks will be conducted and the Nominating and Corporate Governance Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

          The director nominations process described above and the minimum criteria for nominating directors described below is intended to provide a flexible set of guidelines for the effective functioning of the director nominations process.  The Nominating and Corporate Governance Committee intends to review the nominations process and minimum criteria for nominating directors at least annually and anticipates that modifications will be necessary from time to time as the Corporation’s needs and circumstances evolve and applicable legal or listing standards change.

          Minimum Criteria for Nominating Directors

          The Nominating and Corporate Governance Committee has established certain specific, minimum qualifications that an individual must posses to be recommended by the Nominating and Corporate Governance Committee to the Board for election or reelection as director.  Candidates nominated for election or reelection by the Nominating and Corporate Governance Committee to the Board must:

•	possess high personal and professional ethics, integrity and values and an independent mind, and be capable of exercising sound judgment;

•	possess high interpersonal skills and demonstrate proven leadership skills;

•	have a knowledge of basic business principles and an understanding of the Corporation’s business and the general banking needs of the communities in which the Corporation operates;

•

have a depth of experience and availability to perform as a member of the Board along with a balance of business interests and experience comparable to, or exceeding, the incumbent or other nominated directors of the Board;

•	be successful in his or her business endeavors and be committed to serving the Corporation and the communities in which it operates;

•	possess a good credit reputation and otherwise have a sound personal financial status;

•	be prepared to represent the best interests of the Corporation’s shareholders and not just one particular constituency;

•

be cognizant of any facts or circumstances that involve, or may potentially involve, a material conflict of interest between the director, the Corporation and/or its shareholders, and be prepared to dissociate himself or herself from any involvement in any matter or situation that constitutes, or could be expected to constitute, such a conflict of interest; and

•

be prepared and committed to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

          The above criteria are simply minimum qualifications and, ultimately, the Nominating and Corporate Governance Committee will recommend to the Board the individuals who the Nominating and Corporate Governance Committee believes will be effective, along with the other members of the Board, in serving the long-term interests of the Corporation and its shareholders.  Candidates also are evaluated based on their background and the need for any required expertise on the Board or its committees at any particular time.

          Shareholder Recommendations of Director Nominees

          The Nominating and Corporate Governance Committee will consider individuals recommended by the shareholders of the Corporation to serve on the Board.  Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee may do so by submitting a written recommendation to: Director Nominations, c/o Corporate Secretary, 3880 Hulen Street, Suite 300, Fort Worth, Texas 76107.  Submissions must include:

•	the name and address of the shareholder recommending such individual;

•	the number of shares of Common Stock beneficially owned by such shareholder;

•	any material interest or relationship that such recommending shareholder may have with the recommended individual;

•	biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer’s business);

•	all previous and current board directorships, or similar positions, held by the recommended individual; and

•	any other information that the shareholder believes would aid the Nominating and Corporate Governance Committee in its evaluation of the recommended individual.

          Submissions must be accompanied by a written consent of the individual recommended to stand for election if nominated by the Board and to serve if elected by the shareholders of the Corporation.

Shareholder Communications with the Board

          Any shareholder of the Corporation who desires to make his or her concerns known to an individual director of the Corporation, the Board or a committee of the Board may do so by emailing the Board at bod@summitbank.net or by mail to: Board of Directors, 3880 Hulen Street, Suite 300, Fort Worth, Texas 76107.  The Secretary of the Corporation will forward all shareholder communications, other than communications that are not properly directed or are frivolous, to the individual director of the Corporation, the Board or a committee of the Board, as requested in the communication.

          Any communications to the Corporation from one of its officers or directors will not be considered “stockholder communications.”  Communications to the Corporation from one of its employees or agents will only be considered “stockholder communications” if they are made solely in such employee’s or agent’s capacity as a shareholder.  Any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act will not be viewed as a “stockholder communication.”

          The members of the Board are strongly encouraged to attend annual meetings of shareholders of the Corporation.  All directors, except Mr. Murray and Mr. Meadows, attended the 2003 Annual Meeting of Shareholders of the Corporation.

INDEPENDENT AUDITORS

          Stovall, Grandey, & Whatley, Certified Public Accountants, has acted as independent auditors of the Corporation since 1979 and has reported that neither it nor any of its partners has any material direct or indirect financial interest in the Corporation, other than as independent auditors of the Corporation.  The Audit Committee has not yet selected the independent auditors of the Corporation for its fiscal year ending December 31, 2004.  The Audit Committee is currently in the process of evaluating the independent auditors to be engaged for the Corporation’s fiscal year ending December 31, 2004, and it intends to select such independent auditors as soon as is reasonably practicable.

          Representatives of Stovall, Grandey & Whatley will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

PRINCIPAL AUDITOR FEES AND SERVICES

          The following table presents aggregate fees billed by the Corporation’s principal accountants, Stovall, Grandey & Whatley, Certified Public Accountants, for the audit of the Corporation’s annual financial statements for the fiscal years ended December 31, 2002 and 2003 and aggregate fees billed for audit-related services, tax services and all other services rendered by Stovall, Grandey & Whatley to the Corporation for the fiscal years ended December 31, 2002 and 2003:

	Fiscal Year Ended December 31, 2002	Fiscal Year Ended December 31, 2003

Audit Fees (1)	$66,500	$72,500
Audit-Related Fees (2)	$5,250	$12,750
Tax Fees (3)	$7,500	$12,000
All Other Fees	—	—

(1)

Audit fees represents fees for professional services rendered in connection with the audit of the Corporation’s annual financial statements and review of the Corporation’s quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees represents fees for professional services rendered in connection with financial statement audits of employee benefit plans, audit procedures related to accounting and/or billing records, internal control reviews and assistance with internal control reporting requirements, and consultations as to the application of the rules and standards established by regulatory agencies.

(3)

Tax fees represents fees for professional services rendered in connection with federal, state and local tax planning and compliance and the preparation of federal, state, local, franchise and other tax returns.

          The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Corporation’s independent auditor.  The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor in order to ensure that the provision of such services does not impair the independence of the independent auditor.  The policy provides for the general pre-approval of specific types of audit, audit-related, tax and other services, gives detailed guidance to management regarding the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis.  The policy also provides that specific pre-approval of services to be provided by the independent auditor will be required if such services have not been generally pre-approved by the Audit Committee or if such services exceed specific pre-approved cost limits.  Under the policy, the term of any general pre-approval of services is twelve (12) months from the date of general pre-approval, unless the Audit Committee specifically provides for a different period.

          The policy provides that the Audit Committee will annually establish the pre-approval fee levels for all services to be provided by the independent auditor.  Under the policy, requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and the Corporation’s principal financial officer, and must include a joint statement as to whether the request or application is consistent with the rules of the SEC relating to auditor independence.

          In addition, the policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members.  Any member or members of the Audit Committee to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The policy prohibits the Audit Committee from delegating its responsibilities to pre-approve services to be performed by the independent auditor to management of the Corporation.

          None of the services provided by the independent auditor described under Audit-Related Fees, Tax Fees or All Other Fees above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

          Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

          The Audit Committee of the Board consists of the four directors whose names appear below.  The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules and regulations of the SEC and Rule 4200(a)(15) of the Nasdaq Rules.

          The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities for general oversight of the effectiveness of the Corporation’s system of reporting financial information and the integrity of the Corporation’s financial statements, the Corporation’s compliance with Board policies, operating policies and procedures and applicable laws and regulations, the qualifications and independence of the Corporation’s independent auditors, the performance of the Corporation’s internal audit function and independent auditors and the effectiveness of the Corporation’s internal controls.  The specific responsibilities of the Audit Committee are set forth in its written charter, a copy of which is attached to this Proxy Statement as Annex A.  The Audit Committee reviews its charter at least annually.

          The Audit Committee has reviewed and discussed with the Corporation’s management and Stovall, Grandey & Whatley, Certified Public Accountants, the Corporation’s independent auditors, the audited financial statements of the Corporation contained in the Corporation’s Annual Report to Shareholders for the year ended December 31, 2003.

          The Audit Committee also has discussed with the Corporation’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).  The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), and has discussed with the independent auditors such independent auditors’ independence.  The Audit Committee has also considered whether the provision of non-audit services to the Corporation by the independent auditor is compatible with maintaining its independence.

          Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

          This report is submitted on behalf of the Audit Committee.

Robert L. Herchert, Chairman F. S. Gunn Jay J. Lesok Roderick D. Stepp

SECURITIES OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table presents information known to the Corporation regarding the beneficial ownership of shares of Common Stock as of March 18, 2004 by (i) each nominee for director of the Corporation, (ii) the Named Executive Officers (as defined below), (iii) all of the directors and executive officers of the Corporation as a group and (iv) each person or entity who is the beneficial owner of more than 5% of the issued and outstanding Common Stock.

          The information regarding beneficial ownership of Common Stock by each person identified below is based on information furnished by such person, except that the percentage is based upon the Corporation’s calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such person and the number of shares of Common Stock issued and outstanding as of March 18, 2004.  The information regarding beneficial ownership of Common Stock by each entity identified below is included in reliance on reports filed with the SEC by such entity, except that the percentage is based upon the Corporation’s calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such entity in such report and the number of shares of Common Stock outstanding on March 18, 2004.

          The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock underlying options that are exercisable by that person within 60 days of March 18, 2004.

          Unless otherwise indicated below, the address for each listed person is c/o Summit Bancshares, Inc., 3880 Hulen Street, Suite 300, Fort Worth, Texas 76107.  Percentage of beneficial ownership is based upon 6,153,599 shares of Common Stock issued and outstanding as of March 18, 2004.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Directors and Executive Officers:

Philip E. Norwood	157,288	(2)	2.5%
Elliott S. Garsek	41,700		*
Ronald J. Goldman	269,320		4.3%
F.S. Gunn	225,275	(3)	3.6%
Robert L. Herchert	5,000		*
Jay Lesok	15,200		*
William W. Meadows	63,551	(4)	1.0%
James L. Murray	149,126		2.4%
Bob G. Scott	46,500	(5)	*
Byron B. Searcy	31,540	(6)	*
Rod D. Stepp	7,000		*
All directors and executive officers as a group (11 persons)	1,011,500	(7)	16.3%

Beneficial Owners of More than 5%:

Wellington Management Company, LLP 75 State Street Boston, MA 02109	320,900		5.2%

The Banc Funds Company, L.L.C. 208 S. La Salle Street Chicago, IL 60604	370,113	(8)	6.0%

*	Less than one percent (1%) of all of the issued and outstanding shares of Common Stock.

(1)	Except as otherwise indicated, each person has sole voting power and investment power with respect to all shares of Common Stock beneficially owned by such person.

(2)

Includes (i) 145,024 shares of Common Stock held directly, (ii) 3,264 shares of Common Stock held by Mr. Norwood’s children and (iii) 9,000 shares of Common Stock which Mr. Norwood has the right to acquire within sixty (60) days of March 18, 2004 pursuant to options granted to him under the Corporation’s stock plans.  See “Executive Compensation and Other Information – Option Exercises and Holdings.”

(3)	Includes (i) 183,844 shares of Common Stock held directly and (ii) 41,431 shares of Common Stock held by a trust for which Mr. Gunn serves as a co-trustee.

(4)

Includes (i) 17,456 shares of Common Stock held directly, (ii) 526 shares of Common Stock held in trust for the benefit of Mr. Meadows’ children and (iii) 45,569 shares held by a trust for which Mr. Meadows serves as an investment advisor and holds a power of attorney for the current beneficiary of the trust.

(5)

Includes (i) 7,950 shares of Common Stock held directly, (ii) 1,400 shares of Common Stock held by Mr. Scott’s wife and (iii) 37,150 shares of Common Stock which Mr. Scott has the right to acquire within sixty (60) days of March 18, 2004 pursuant to options granted to him under the Corporation’s stock plans.  See “Executive Compensation and Other Information – Option Exercises and Holdings.”  Mr. Scott has shared voting and investment power with respect to the shares of Common Stock held by his wife.

(6)

Includes (i) 30,300 shares of Common Stock held directly and (ii) 1,240 shares of Common Stock held by Mr. Searcy’s wife.  Mr. Searcy has shared voting power and investment power with respect to the shares of Common Stock held by his wife.

(7)

Includes 46,150 shares of Common Stock that executive officers of the Corporation have the right to acquire within sixty (60) days of March 18, 2004 pursuant to options granted to them under the Corporation’s stock plans.  See “Executive Compensation and Other Information – Option Exercises and Holdings.”

(8)

Includes (i) 108,152 shares held of record by Banc Fund IV L.P. (“BF IV”), (ii) 257,961 shares held of record by Banc Fund V L.P. (“BF V”) and (iii) 4,000 shares held of record by Banc Fund VI L.P. (“BF VI”).  The general partner of BF IV is MidBanc IV L.P. (“MB IV”).  The general partner of BF V is MidBanc V L.P. (“MB V”).  The general partner of BF VI is MidBanc VI L.P. (“MB VI”).  The general partner of MB IV is ChiCorp Management IV, Inc. (“CCM”).  The general partner of each of MB V and MB VI is The Banc Funds Company, L.L.C. (“BFC”).  The sole stockholder of CCM is BFC, which is controlled by Charles J. Moore.  Mr. Moore has been the manager of the investment decisions for each of BF IV, BF V and BF VI since their respective inceptions.  In his capacity as manager, Mr. Moore has voting and dispositive power over the shares of Common Stock held by BF IV, BF V and BF VI.  As the controlling member of BFC, Mr. Moore controls CCM and BFC, and therefore each of BF IV, BF V and BF VI is directly and indirectly controlled by each of CCM and BFC.

EXECUTIVE OFFICERS OF THE CORPORATION

          The executive officers of the Corporation, their respective ages and their present positions with the Corporation are as follows:

Name	Age	Position

Philip E. Norwood	54	Chairman of the Board, President and CEO

Bob G. Scott	66	Executive Vice President, Chief Operating Officer, Secretary and Treasurer

          Mr. Norwood currently serves as Chairman of the Board, President and CEO of the Corporation and Chairman of the Board, President and CEO of the Bank.  He began serving as Chairman of the Board of the Corporation in 1998 and has served as President and CEO since 2001.  He has also served as a director of the Corporation since 1984.  During May 2001, the Bank evolved as a result of the successful merger of the two previous subsidiaries of the Corporation, Summit Community Bank, N.A. and Summit National Bank.  It was at that time that Mr. Norwood began serving as the Chairman of the Board, President and CEO of the Bank.  Beginning January 1998, Mr. Norwood served as Chairman of the Board of Summit Community Bank, N.A.  Mr. Norwood also served Summit Community Bank, N.A. as President from 1994 until the merger and as a director from January 1990.  Additionally, Mr. Norwood served as a director of Summit National Bank from March 1983 to January 1996 and President from January 2001 until the merger.

          Mr. Scott became Executive Vice President, Chief Operating Officer, Secretary and Treasurer of the Corporation in January 1998 and continues to serve in these capacities.  He served as Senior Vice President and Chief Financial Officer of the Corporation from June 1994 to January 1998.  From February 1992 to June 1994, Mr. Scott was a Senior Vice President with Alexander and Alexander of Texas, Inc.  Prior to February 1992, Mr. Scott was a financial officer with Team Bancshares, Inc., Fort Worth, Texas and with Texas American Bancshares, Inc., Fort Worth, Texas.

          Each executive officer of the Corporation is elected annually by the Board and may be removed at any time by the Board.  No family relationships exist among the executive officers of the Corporation.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

          The following table provides certain summary information concerning compensation paid or accrued by the Corporation to or on behalf of the two executive officers of the Corporation (determined as of the end of the Corporation’s last fiscal year and referred to in this Proxy Statement as the “Named Executive Officers”) for the fiscal years ended December 31, 2001, 2002 and 2003:

				Long-Term Compensation Awards

		Annual Compensation		Securities Underlying Options	All Other Compensation
Name and Principal Position	Year
		Salary(1)	Bonus(2)

Philip E. Norwood	2003	$255,700	—	—	$21,315	(3)
Chairman of the Board,	2002	$237,608	$31,226	—	$19,281	(3)
President & CEO	2001	$240,258	$37,298	15,000	$14,619	(3)

Bob G. Scott	2003	$150,000	—	—	$94,579	(4)
Executive Vice President and	2002	$136,500	$16,517	—	$15,686	(4)
Chief Operating Officer	2001	$136,500	$19,884	8,500	$10,577	(4)

(1)	Includes salary and directors’ fees, if applicable.

(2)

A bonus was not paid in 2003 in recognition of performance during 2002.  The bonus amounts paid in 2002 were in recognition of achievements performed in 2001, and the bonus amounts paid in 2001 were in recognition of achievements performed in 2000.  The bonus amounts were paid pursuant to the Corporation’s Performance Compensation Plan.  See “Compensation and Benefits Committee Report on Executive Compensation” for a more detailed discussion.

(3)

Consists of term life insurance premium payments, dependent health coverage, matching contributions to the Corporation’s 401(k) Plan and allocated interests in the Corporation’s Supplemental Executive Retirement Plan for the benefit of Mr. Norwood as follows:

Year	Term Life Insurance Premium Amount	Dependent Health Coverage Amount	401(k) Corporate Match	Allocated Interest In SERP

2003	$414	$5,530	$12,000	$3,371
2002	$414	$4,672	$11,000	$3,195
2001	$414	$3,705	$10,500	—

(4)

Consists of term life insurance premium payments, matching contributions to the Corporation’s 401(k) Plan and allocated interests in the Corporation’s Supplemental Executive Retirement Plan for the benefit of Mr. Scott as follows:

Year	Term Life Insurance Premium Amount	401(k) Corporate Match	Allocated Interest in SERP

2003	$2,286	$9,216	$83,077
2002	$1,188	$9,462	$5,036
2001	$1,188	$9,389	—

Option Grants During 2003

          No grants of stock options were made to the Named Executive Officers during 2003.

Aggregated Option Exercises in 2003 and December 31, 2003 Option Values

          The following table provides information with respect to the exercise of stock options by the Named Executive Officers during 2003 and the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2003:

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003

Name	Shares Acquired on Exercise	Value Realized	Exercisable/ Unexercisable		Exercisable/ Unexercisable(1)

Philip E. Norwood	0	0	9,000/6,000	(2)	$82,890/$55,260

Bob G. Scott	0	0	37,150/3,400	(3)	$784,647/$31,314

(1)

This value is based on a per share price of $27.61, the closing bid price of the Common Stock on December 31, 2003, minus the exercise price of such options, multiplied by the number of shares of Common Stock underlying such options.  These values have not been, and may never be, realized, as the underlying options have not been, and may never be, exercised.  Actual gains, if any, will depend on the value of the Common Stock on the date of exercise and the dollar amount realized on any resale of the underlying shares of Common Stock.  There can be no assurance that the value shown will be realized.

(2)	This option is exercisable at $18.40 per share.

(3)	Includes (i) 32,050 options exercisable at $4.50 per share and (ii) 8,500 options exercisable at $18.40 per share.

401(k) Plan

          Effective December 1, 1997, the Corporation established a contributory plan pursuant to Internal Revenue Code Section 401(k) covering substantially all of its employees (the “401(k) Plan”).  Each year the Board determines, at its discretion, the amount, if any, of matching contributions to be made to participants in the 401(k) Plan.  In 1997, 1998 and 1999, the Corporation did not make any such matching contributions.  For 2003, 2002 and 2001, the Board approved matching contributions of 100% of a participant’s deferral of annual compensation up to and including 6% of such participant’s annual compensation.  The Board has approved the same matching contributions for 2004.  In 2003 the Corporation made contributions under the 401(k) Plan on behalf of Mr. Norwood and Mr. Scott of $12,000 and $9,216 respectively.

Supplemental Executive Retirement Plan

          Effective January 2002 the Board adopted a plan known as the Supplemental Executive Retirement Plan (the “SERP”).  The purpose of the SERP is to attract and retain employees of outstanding competence and to provide additional deferred compensation benefits for such employees.  Under the SERP, benefits are provided to a select group of management employees, including the Named Executive Officers, who contribute materially to the continued growth, development and future business success of the Corporation.  The SERP and the individual agreements established thereunder are intended to be administered by the Compensation and Benefits Committee as unfunded welfare benefit plans established and maintained for the participants.

          Under the SERP, the Corporation purchases an insurance policy for each participant.  The policy is jointly owned by the Corporation and the participant with the policy providing benefits to the participant in the amount and in the manner specified by the SERP and the participant’s individual agreement.  The Corporation makes contributions, as determined in its sole discretion, sufficient to fund the premiums due under each policy.  Over time, until the participant has reached retirement, portions of the cash value of the policy are vested to the participant.  However, the majority of the cash value of the policy will not accrue to the participant until retirement.

          If a participant’s employment is terminated for any reason (other than death, disability or a change of control of the Corporation) before the participant’s fifth anniversary of employment, all benefits payable to the participant under the SERP will be forfeited.  In the event of the death at any time, the death benefit of the participant’s policy will be immediately paid to the participant’s beneficiary.  In the event of disability of the participant or a change of control of the Corporation at any time, the cash value of the participant’s policy will accrue to the participant.

          If a participant’s employment is terminated for any reason (other than death, disability, change of control of the Corporation or just cause (as defined in the SERP)) following the participant’s fifth anniversary of employment, the cash value of the participant’s policy will be credited to the participant upon the second anniversary of the participant’s termination of employment.  The transfer of benefits to the participant after the second anniversary of the participant’s termination is contingent on the participant’s compliance with certain noncompetition, nondisclosure and nonsolicitation requirements under the SERP during such two-year period.  In the event of participant’s death, at any time the death benefit of the participant’s policy will be immediately paid to the participant’s beneficiary.  In the event of disability or retirement of the participant, the policy benefits will immediately be paid and the participant will not be required to comply with the noncompetition, nondisclosure and nonsolicitation requirements under the SERP.  In the event of a change of control of the Corporation, the cash value of the policy will immediately accrue to the participant, subject to the participant’s compliance with the noncompetition, nondisclosure and nonsolicitation requirements of the SERP.

          In the event the Corporation terminates the SERP at any time, the full value of the policy at that time will then become the property of the participant.

          The Corporation has entered into individual agreements under the SERP with the Named Executive Officers.  The following table provides information regarding such agreements:

Participant and Position	Date of Agreement	Amount of Policy	Surrender Value as of January 27, 2004

Philip E. Norwood	January 28, 2002	$ 3,000,000	$ 355,557
Chairman of the Board,
President and CEO

Bob G. Scott	January 28, 2002	$ 1,800,000	$ 256,314
Executive Vice President and
Chief Operating Officer

          Prior to the adoption of the SERP, the Corporation had entered into another supplemental retirement plan, the Management Security Plan, for the benefit of certain of its employees.  The Management Security Plan was cancelled, in agreement with the participants, and all benefits that would have been payable to the participants, except for previously employed participants, were forfeited.  The related policies supporting the Management Security Plan were redeemed and the cash surrender value of those policies was used to initially fund the SERP.

Severance Agreement

          Effective October 2000, the Corporation entered into a Severance Agreement (the “Severance Agreement”) with Mr. Norwood.  The Severance Agreement provides certain benefits to Mr. Norwood in the event his employment is terminated by the Corporation for any reason other than for cause (as defined in the Severance Agreement).

          In the event Mr. Norwood is terminated for any reason other than for cause, Mr. Norwood would receive two years’ salary to be paid over a two-year period.  In addition, the Severance Agreement provides that Mr. Norwood would continue to receive the same insurance benefits for himself and his family plus other perquisites that he was receiving prior to his termination for the same two-year period.

          As a condition to receiving the salary and benefits under the Severance Agreement, Mr. Norwood may not compete with the Corporation in Tarrant County, Texas or disclose any confidential, proprietary or sensitive corporate information relating to the business of the Corporation during the period that he receives such salary and benefits from the Corporation under the Severance Agreement.

          The Severance Agreement provides the Corporation with assurance that Mr. Norwood would continue to serve as an executive officer of the Corporation or its successor in the event of a change of control of the Corporation.

EQUITY COMPENSATION PLAN INFORMATION

          The following table provides information as of December 31, 2003 with respect to compensation plans under which shares of Common Stock may be issued:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders (1)	379,659	$14.76	336,250
Equity compensation plans not approved by security holders (2)	—	—	—

(1)	The 1993 Incentive Stock Option Plan of Summit Bancshares, Inc. and the 1997 Incentive Stock Option Plan of Summit Bancshares, Inc. were approved by the Corporation’s shareholders

(2)	All equity compensation plans of the Corporation have been approved by the Corporation’s shareholders.

COMPENSATION AND BENEFITS COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

          Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

          As of December 31, 2003, the Compensation and Benefits Committee was comprised of the following members of the Board: William W. Meadows (Chairman), Ronald J. Goldman, F. S. Gunn, Robert L. Herchert and James L. Murray.  Among other duties, the Compensation and Benefits Committee makes recommendations to the Board with regard to the remuneration of the executive officers and directors of the Corporation.

          Compensation Philosophy.  The Corporation’s executive compensation policy incorporates the fundamental principle that executive compensation should be linked directly to corporate performance and increases in shareholder value, while concurrently ensuring that key employees are motivated and retained.  The following objectives set forth the Compensation and Benefits Committee’s general guidelines for compensation decisions:

•	The Corporation must provide a competitive total compensation package that enables the Corporation to attract and retain key executives;

•

All of the Corporation’s compensation programs must be integrated with the Corporation’s annual and long-term business objectives so that executives remain focused on the fulfillment of these objectives; and

•

The Corporation’s compensation package must include a variable component that directly links compensation with the overall performance of the Corporation, thereby expressly aligning executive compensation with the interests of shareholders.

          Elements of Executive Compensation.  The Compensation and Benefits Committee regularly reviews the Corporation’s compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance by the Corporation and by the respective executive officer.  The various components of the compensation programs for executive officers are discussed below.

                 Base Salary.  Base salary levels are largely determined through comparison with banking organizations of a size and complexity similar to the Corporation.  Surveys are utilized to establish base salaries that are within the range of those persons holding positions of comparable responsibility at other banking organizations of a size and complexity similar to the Corporation.  Actual base salaries also are intended to reflect individual performance contributions as determined through performance evaluations.  In addition to individual job performance and the above-referenced market comparisons, other factors may be taken into consideration, such as cost of living increases as well as an individual’s perceived potential with the Corporation.  All executive officer base salary levels, which are reviewed annually, are considered by the Compensation and Benefits Committee to be competitive and within a necessary and reasonable range.

                 Performance Compensation Plan.  The Board has approved a Performance Compensation Plan (the “Performance Plan”) that is administered by the Compensation and Benefits Committee.  The objective of the Performance Plan is to create competitive levels of compensation tied directly to the attainment of performance objectives which the Compensation and Benefits Committee believes are important for achieving long-term shareholder value.  The Performance Plan rewards all employees based on the attainment of certain goals of the Corporation.  The executive officers of the Corporation are eligible to participate at the same level as all employees in relationship to their respective base salaries.  In addition, the executive officers through a supplemental program earn additional compensation for achievement of those goals.  The Compensation and Benefits Committee annually determines which executive officers are eligible to participate in the supplemental program of the Performance Plan and the potential awards to be made for various levels of achievement under the Performance Plan.  The performance goals effective for 2003 included specific goals for growth, profits, asset quality and operational productivity.  In 2003 the Named Executive Officers participated in this supplemental program of the Performance Plan.

                 All awards under the Performance Plan are contingent on the Corporation attaining certain basic financial objectives such as return on equity and net income compared to the prior year.  For the executive officers, a portion of each year’s annual award is deferred and held by the Corporation for payment at a later date.  The deferral period under the Performance Plan is two years.  The accumulated deferred payments may be reduced because of less than satisfactory performance in any one year.

                 Stock Options.  In 1993 the Board adopted the 1993 Incentive Stock Option Plan of Summit Bancshares, Inc., which was ratified by the shareholders of the Corporation at the 1993 Annual Meeting of Shareholders.  In 1997 the Board adopted the 1997 Incentive Stock Option Plan of Summit Bancshares, Inc., which was ratified by the shareholders of the Corporation at the 1997 Annual Meeting of Shareholders.  It is the Corporation’s philosophy that awarding stock options to officers of the Corporation based upon their respective positions and contributions to the Corporation’s overall success will help attract and retain high quality, results-oriented professionals committed to creating long-term shareholder value.  The activity for 2003 of these plans can be found above under the heading “Option Exercises and Holdings” and in Note 12 to the Financial Statements in the Annual Report to Shareholders.

                 Supplemental Executive Retirement Plan.  The Corporation provides deferred compensation benefits for certain of its employees, including the Named Executive Officers, pursuant to the SERP.  See “Executive Compensation and Other Information – Supplemental Executive Retirement Plan” for a more detailed description.

                 Severance Agreement.  The Compensation and Benefits Committee may from time to time consider whether or not the Corporation should enter into severance agreements with its executive officers.  A severance agreement has been structured for one executive officer of the Corporation.  See “Executive Compensation and Other Information – Severance Agreement” for a more detailed description.

          Through the programs described above, a significant portion of the Corporation’s executive compensation program is linked directly to individual and corporate performance and long-term shareholder return.  The Compensation and Benefits Committee will continue to review all elements of executive compensation to ensure that the total compensation program and each element therein, meet the Corporation’s objectives and philosophy, as discussed above.

2003 Compensation of the Chief Executive Officer

          Mr. Norwood has served as Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank from January 2001 to present.  Mr. Norwood’s 2003 base salary was established by the Board on the Compensation and Benefits Committee’s recommendation, which was based on a survey of peer group institutions and the factors discussed above.  Mr. Norwood participates in the Performance Plan at the all employee level as well as the executive officer level.  Because the Corporation did not meet certain basic financial objectives required under the Performance Plan during 2002, no awards were paid to employees or executive officers, including Mr. Norwood, in 2003 in recognition of performance during 2002.  However, Mr. Norwood did receive $6,894 in January 2003, which represented amounts previously deferred from awards earned in 2001 and 2000.

          In November 2001 the Compensation and Benefits Committee approved grants of options to the executive officers of the Corporation and Mr. Norwood was granted an option to purchase 15,000 shares of Common Stock at a price of $18.40 per share.  These options vest ratably over a five-year period on each anniversary date of the grant.  The Compensation and Benefits Committee approved the foregoing option grants based upon its review of comparative compensation levels within the market of similar positions.

          This report is submitted on behalf of the Compensation and Benefits Committee.

William W. Meadows, Chairman
Ronald J. Goldman
F. S. Gunn
Robert L. Herchert
James L. Murray

COMPENSATION AND BENEFITS COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

          As of December 31, 2003, the Compensation and Benefits Committee was comprised of the following members of the Board: William W. Meadows (Chairman), Ronald J. Goldman, F. S. Gunn, Robert L. Herchert and James L. Murray.  During 2003, no member of the Compensation and Benefits Committee served as an officer or employee of the Corporation or its subsidiaries.  Prior to their respective retirements on December 31, 1997, Mr. Gunn and Mr. Murray previously served as officers of the Corporation.  Mr. Meadows is an executive of Wm. Rigg Insurance Co., an insurance agency that the Corporation has engaged to place certain property and casualty insurance coverage and to assist in providing property and casualty insurance products to the Corporation’s customers.

          During 2003 no executive officer of the Corporation (i) served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation and Benefits Committee, (ii) served as a director of another entity, one of whose executive officers served on the Compensation and Benefits Committee, or (iii) was a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Corporation.

STOCK PERFORMANCE GRAPH

          Notwithstanding anything to the contrary set forth in any of the Corporation’s previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following Stock Performance Graph shall not be deemed to be incorporated by reference into any such filing.

          The following graph compares the cumulative total shareholder return on the Common Stock with that of the CRSP Total Return Index for The Nasdaq Stock Market (US Companies) (the “Total Return Index”), a broad market index published by the Center for Research in Security Prices at the University of Chicago, and the Nasdaq Bank Stocks Index (“Bank Stocks Index”), a bank industry stock index also published by the Center for Research in Security Prices at the University of Chicago.  The comparison for each of the periods assumes that $100 was invested on December 31, 1998 in each of the Common Stock, the Total Return Index and the Bank Stocks Index.  The comparison also assumes that all dividends were reinvested.  These indexes, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

At December 31,	1998	1999	2000	2001	2002	2003

Summit Bancshares, Inc.	$100.00	$101.79	$121.67	$104.49	$114.54	$161.61
Total Return Index	$100.00	$185.43	$111.83	$ 88.77	$ 61.37	$ 91.75
Bank Stocks Index	$100.00	$ 96.15	$109.84	$118.92	$121.74	$156.62

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans

          Certain directors, officers and principal shareholders of the Corporation and their affiliates are customers of the Corporation.  Accordingly, such persons have deposit accounts with the Corporation, and the Corporation makes loans or extends credit to such persons in the ordinary course of its business.  All loans or other extensions of credit made by the Corporation to directors, officers and principal shareholders of the Corporation and their affiliates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risks of collectibility or present other unfavorable features.  The Corporation expects to continue to enter into such transactions in the ordinary course of its business, and such transactions shall be subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act and the requirements of Section 13(k) of the Securities Exchange Act.

Other Transactions

          During the Corporation’s fiscal year ended December 31, 2003, the Corporation retained Barlow & Garsek, a Professional Corporation, to perform legal services.  Elliott S. Garsek, a director of the Corporation, is a shareholder of Barlow & Garsek.  During 2003, the Corporation also engaged Kelly, Geren & Searcy, Inc. as real estate brokers or advisors in connection with certain real estate transactions.  Byron B. Searcy, a director of the Corporation, is a commercial real estate broker affiliated with Kelly, Geren & Searcy, Inc.  In addition, the Corporation engaged Wm. Rigg Insurance Co. during 2003 as a broker to place certain property and casualty insurance coverage.  The Corporation also has a contract with Wm. Rigg Insurance Co. to assist in providing property and casualty insurance products to the Corporation’s customers.  William W. Meadows, a director of the Corporation, is an executive of Wm. Rigg Insurance Co.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act requires the Corporation’s directors, executive officers and persons who are the beneficial owners of more than ten percent (10%) of the Common Stock to file initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them with the SEC.

          To the Corporation’s knowledge, based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation or written representations from certain reporting persons during 2003, no director, executive officer or greater than ten percent (10%) beneficial owner of Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, except Mr. Lesok, who failed to timely file one Form 4 to report one transaction.

SHAREHOLDER PROPOSALS

          Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices at 3880 Hulen Street, Suite 300, Fort Worth, Texas 76107, Attention: Corporate Secretary, not later than December 21, 2004 to be included in the Corporation’s proxy statement and accompanying proxy relating to the 2005 Annual Meeting of Shareholders.  Any such proposals shall be subject to the requirements of the proxy rules and regulations adopted under the Securities Exchange Act. It is anticipated that the 2005 Annual Meeting of Shareholders will be held on or about April 19, 2005.

          Proxy holders designated by the Board for the 2005 Annual Meeting of Shareholders may vote proxies in their discretion on proposals of shareholders if (i) the Corporation receives notice of the proposal on or after February 7, 2005 or (ii) the Corporation receives notice of the proposal prior to February 7, 2005, describes the proposal in the Corporation’s proxy statement relating to its 2005 Annual Meeting of Shareholders and states how the proxy holders designated by the Board intend to vote with respect to such proposal.

ANNUAL REPORT AND
CORPORATE GOVERNANCE MATERIALS

          A copy of the Corporation’s 2003 Annual Report on Form 10-K, including the financial statements and schedules thereto, filed with the SEC, may be obtained without charge (except for exhibits thereto, which will be furnished upon payment of the Corporation’s reasonable expenses in furnishing such exhibits) by any shareholder of the Corporation upon written request to:

Summit Bancshares, Inc.
P.O. Box 2665
Fort Worth, Texas 76113
Attention: Mr. Bob G. Scott

          Current copies of charters of certain committees of the Board and other corporate governance materials are publicly available on the Corporation’s website at www.summitbank.net, including the Amended and Restated Audit Committee Charter, Compensation and Benefits Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Ethics and Standards of Conduct of the Corporation.

By Order of the Board of Directors,

Philip E. Norwood
Chairman of the Board, President and CEO

March 23, 2004
Fort Worth, Texas

Annex A

SUMMIT BANCSHARES, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

SUMMIT BANCSHARES, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

          This Amended and Restated Audit Committee Charter (this “Charter”) sets forth the purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Summit Bancshares, Inc. (the “Company”) and establishes the authorities, duties and responsibilities delegated to the Committee by the Board.

I.        Purpose

          The Committee is responsible for (i) monitoring and evaluating the effectiveness of the Company’s accounting and financial reporting systems and the integrity of the Company’s financial statements, (ii) monitoring and evaluating the Company’s compliance with Board policies, operating policies and procedures and applicable laws and regulations, (iii) reviewing and assessing the qualifications and independence of the Company’s independent auditors (the “Independent Auditor”), (iv) evaluating the performance of the Company’s internal audit function and the Independent Auditor, (v) appointing, replacing, overseeing and determining the compensation of the Independent Auditor, (vi) reviewing the Company’s disclosure controls and procedures, internal controls and internal audit function and (vi) performing such other duties and responsibilities as are enumerated in or are consistent with those set forth in this Charter.

II.      Composition

          The Committee shall consist of three (3) or more members.  The Chairman and the members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board.  Any member of the Committee may be removed by the Board at any time with or without cause.  Any vacancy on the Committee shall be filled by the Board upon recommendation of the Nominating and Corporate Governance Committee.  Each member of the Committee shall hold office until such member’s successor is appointed and qualified.

          The Committee shall be comprised solely of independent directors.  To be “independent,” a member of the Committee must meet the independence requirements of Marketplace Rules of The Nasdaq Stock Market, Inc. and any applicable law, including the rules and regulations of the Securities and Exchange Commission (the “SEC”), as well as any other independence requirements that may be established by the Board from time to time.

          Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheets, income statements and statements of cash flows, and shall otherwise be financially literate, as such qualification is interpreted by the Board.  In addition, at least one (1) member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication or accounting or related financial management expertise, including, without limitation, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.    Compensation

          The members of the Committee shall not receive any direct or indirect fees or other compensation from the Company, other than directors fees for Board and committee service.  The receipt by a Committee member of a pension or other form of deferred compensation from the Company for prior service (provided such compensation is not contingent in any way on continued service) shall not

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preclude such member from satisfying the requirement that directors fees for Board and committee service are the only form of compensation such member receives from the Company.  Disallowed compensation for any member of the Committee includes fees paid directly or indirectly to such member for services as a consultant or a legal or financial advisor, regardless of the amount of such fees and regardless of whether or not such member is the actual service provider.

IV.    Meetings

          The Committee shall meet at least once per fiscal quarter or more frequently as it may determine is necessary to fulfill its duties and responsibilities set forth in this Charter.  Meetings of the Committee may be called by the Chairman of the Committee or by a majority of the members of the Committee.  The Chairman of the Committee shall preside at all Committee meetings.  If the Chairman is absent at any Committee meeting, a majority of the Committee members present at such meeting shall appoint a presiding member for such meeting.  A majority of the full Committee shall constitute a quorum for the transaction of business by the Committee, and the act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.  The Committee shall keep minutes of its proceedings and a copy thereof shall be furnished to the members of the Board.

V.      Duties and Responsibilities

          The Committee shall have the following duties and responsibilities:

          1.          Is solely and directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor, and the Independent Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee.

          2.          Establish policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the Independent Auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted under applicable law.

          3.          Review and assess the compatibility of the independence of the Independent Auditor with its performance of any permissible non-audit services for the Company.

          4.          Evaluate on an annual basis the qualifications, performance and independence of the Independent Auditor, and annually obtain from the Independent Auditor a written statement confirming that the lead (or coordinating) partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit, has not performed any audit services for the Company in each of the Company’s five (5) previous fiscal years.

          5.          Obtain on an annual basis a formal written statement from the Independent Auditor regarding any relationships or arrangements between the Company and the Independent Auditor that may affect the objectivity and independence of the Independent Auditor, and otherwise meet and actively engage in a dialogue with the Independent Auditor with respect to any disclosed relationships or arrangements that may impact the objectivity and independence of the Independent Auditor.

          6.          Obtain, review and discuss reports from the Independent Auditor concerning (i) all critical accounting policies and practices used by the Company, (ii) any alternative accounting treatments of the Company’s financial information within generally accepted accounting principles that have been discussed with the Company’s management, including the ramifications of the use of the alternative treatments and the treatment preferred by the Independent Auditor, and (iii) other written communications

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between the Company’s management and the Independent Auditor, such as any management letter or schedule of unadjusted differences.

          7.          Review and discuss with the Independent Auditor and the Company’s management, internal auditors and Compliance Department (i) the scope of the proposed audit for the current year, including, without limitation, the fees and timing of such audit, (ii) the results of the annual audit examination and quarterly reviews of the Company’s financial statements, including any significant findings associated therewith, and (iii) any problems or difficulties the Independent Auditor encountered during the course of its work, including any restrictions on the scope of the activities of the Independent Auditor or its access to requested information, accounting adjustments that were noted or proposed by the Independent Auditor, any accounting issues presented by the engagement and any management or internal control letters issued or proposed to be issued by the Independent Auditor.

          8.          Review with the Independent Auditor its judgments regarding the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

          9.          Obtain and review a written report from the Independent Auditor describing (i) the Independent Auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by a governmental or professional authority within the five (5) preceding years with respect to one (1) or more audits carried out by the Independent Auditor, including any steps taken to deal with any issues raised in connection therewith.

          10.        Inquire of the Company’s management and the Independent Auditor as to any disagreements that may have occurred between them regarding the Company’s financial statements and disclosures.  The Committee shall have the sole responsibility for the resolution of any such disagreements.

          11.        Oversee the Company’s internal audit function and other internal control processes in place for reviewing and approving the Company’s internal transactions and accounting, including, without limitation, evaluating the Company’s internal control systems to assess whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner and to enable the preparation of accurate and informative financial reports.  The Committee shall periodically meet with the Independent Auditor and the Company’s management, internal auditors and Compliance Department to review (i) the plans for the internal audit function (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the Independent Auditor and (iii) the progress and results of the internal auditing process.

          12.        Annually review and evaluate the performance of the Company’s internal auditors and Compliance Department.  The Company’s internal auditors and Compliance Department will report directly to the Committee, and the Committee shall have the sole authority to hire and replace the Company’s internal auditors and members of the Compliance Department.

          13.        Receive, prior to each meeting of the Committee, a summary of findings from completed internal audits and compliance audits for the prior period, a progress report on the current internal audit plan and a report of outstanding weaknesses from prior audits.

          14.        Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable

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accounting or auditing matters.  The Committee shall periodically inquire of the Independent Auditor and the Company’s management as to their knowledge of the Company’s receipt of any complaints, concerns or criticism with regard to its financial statements or disclosures.

          15.        Review with the Independent Auditor and the Company’s management, prior to implementation, any significant changes proposed to be made in the accounting principles and practices of the Company.

          16.        Prior to the filing by the Company with the SEC of any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, review with the Independent Auditor and the Company’s management the financial statements included therein, the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained therein, and any significant events, transactions, changes in accounting estimates or other financial information contained therein.  The Committee shall make a recommendation to the Board as to whether the Company’s financial statements should be included in the Company’s reports filed with the SEC.

          17.        In reviewing the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the Committee shall review, in consultation with the Independent Auditor and the Company’s management, (i) the certifications required to be made therein relating to significant deficiencies or weaknesses in the design or operation of the Company’s internal controls over financial reporting and the existence of any fraud, whether or not material, involving the Company’s management or employees who have a significant role in the Company’s system of internal controls and (ii) significant issues regarding the presentation of, and the clarity of the disclosure in, the Company’s financial statements.

          18.        Review with the Independent Auditor and the Company’s management the Company’s policies and procedures with respect to press releases or other public disclosures that contain information regarding the Company’s historical or projected financial performance or the provision of any such information or other financial information to any financial analysts, ratings agencies or any third parties.  Such reviews should include consideration of (i) off-balance sheet transactions or intercompany relationships and transactions that may have a current or future effect on the Company’s financial condition, results of operation, liquidity, capital expenditures or significant components of revenues or expenses, (ii) pro forma financial information, (iii) underlying estimates upon which the presented financial information is based, (iv) the reasonableness of the significant judgments made in the preparation of the presented financial information and (v) whether the presented financial information conforms to the accounting principles upon which the relevant accounting rules are based, notwithstanding proper technical application of the applicable accounting rules.

          19.        Review and discuss with the Independent Auditor and the Company’s legal counsel any developments and changes in the various federal banking rules, regulations and other laws and the status of the Company’s compliance record with such rules, regulations and other laws.

          20.        Prepare the report of the Committee required by the rules of the SEC for inclusion in the Company’s proxy statement for its annual meeting of shareholders.

          21.        Review and approve any “related party transactions,” as such term is defined under the rules and regulations of the SEC, involving the Company and any of its directors, officers or employees.

          22.        Review and assess the adequacy of the Company’s Code of Ethics and Standards of Conduct and make recommendations to the Board regarding any proposed modifications or amendments thereto.

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V.     Consultants and Advisors

          The Committee shall have the authority to retain, at the Company’s expense, such consultants and other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter, without obtaining the approval of the Board or any officer of the Company in advance.  The Committee shall have the sole authority to approve the fees payable to, and other terms of retention of, such consultants and/or advisors.

VI.     Investigations and Access

          To assist the Committee in fulfilling its duties and responsibilities, the Committee may request any director, officer or employee of the Company or the Company’s outside legal counsel and the Independent Auditor to meet with the Committee or meet with any members of, or consultants or advisors to, the Committee.  The Committee also shall have the authority to conduct any investigation relating to its purpose, duties or responsibilities that it deems appropriate and shall have full and unrestricted access to all books, records and facilities of the Company.

VII.   Funding

          The Committee shall have the sole authority to determine the appropriate funding, and the Company shall provide for such funding, as determined by the Committee, for the payment of compensation to the Independent Auditor and to any consultants or advisors retained by the Committee as well as the payment for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VIII.  Board Reports

          The Chairman of the Committee will report from time to time to the Board on Committee actions and on the fulfillment of the duties and responsibilities of the Committee under this Charter.

IX.    Evaluations

          The Committee shall annually review and evaluate the performance of the Committee and report the results of such evaluation to the Board.  In addition, the Committee shall annually review and reassess the adequacy of this Charter and advise the Board of any recommendations for modifications or amendments to this Charter.

X.      Financial Statement Responsibility

          The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the Independent Auditor is responsible for auditing the Company’s annual financial statements and reviewing the Company’s quarterly financial statements and conducting other procedures.  It is not the responsibility of the Committee to certify the Company’s financial statements, to guarantee a report of the Independent Auditor or to plan or conduct audits.  Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of the Independent Auditor and the Company’s management, internal auditors and Compliance Department and the accuracy of the information provided to the Committee by such persons in carrying out its oversight responsibilities.  Nothing contained in this Charter is intended to change the responsibilities of the Independent Auditor and the Company’s management, internal auditors and Compliance Department.

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SUMMIT BANCSHARES, INC.
This Proxy Is Solicited on Behalf of the Board of Directors of the Corporation
For Annual Meeting of Shareholders
April 20, 2004

          The undersigned hereby constitutes and appoints James L. Murray, F.S. Gunn and Elliott S. Garsek, and each of them, attorneys and proxies with full power of substitution and resubstitution to vote for and in the name and place of the undersigned, as directed below, all the shares of Common Stock of Summit Bancshares, Inc. (the “Corporation”) held or owned of record by the undersigned at the close of business on March 18, 2004, at the Annual Meeting of Shareholders of the Corporation to be held in the Summit Bank Boardroom located at 3880 Hulen Street, Suite 300, Fort Worth, Texas 76107, at 3:30 p.m., local time, on April 20, 2004, and at any adjournment thereof.  The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting, or any adjournment thereof.

1.          ELECTION OF DIRECTORS – Nominees:  Elliott S. Garsek, Ronald J. Goldman, F.S. Gunn, Robert L. Herchert, Jay J. Lesok, William W. Meadows, James L. Murray, Philip E. Norwood, Byron B. Searcy and Roderick D. Stepp.

MARK ONLY ONE BOX	☐	FOR all nominees listed above, except withheld from the following nominees, if any:

	☐	WITHHELD from all nominees

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL THE NOMINEES LISTED ABOVE.  DISCRETIONARY AUTHORITY IS HEREBY CONFERRED TO THE PERSONS DESIGNATED HEREIN AS PROXIES AS TO ANY OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.  The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of them, or their substitutes may do by virtue hereof.  In addition, receipt of the 2003 Annual Report to Shareholders, the Notice of Annual Meeting and the Proxy Statement of the Corporation dated March 23, 2004 is hereby acknowledged.

SHARES OF COMMON STOCK: _____	DATED: __________________, 2004

Please date this proxy and sign your name exactly as it appears hereon, and mail today. Where there is more than one owner, each should sign.  When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such.  If executed by a corporation, this proxy should be signed by a duly authorized officer.

Signature of Shareholder(s)

Street Address (if different from address label)

City	State	Zip Code